October 23, 2000

Attn:  Craig Leibell
American Stock Transfer & Trust Company
40 Wall Street
New York, NY  10005

Re:   Edge Technology Group, Inc. Common Stock
      ----------------------------------------

Dear Sir or Madam:

       Enclosed is an executed stock power under which Infinity Investors Limited ("Infinity") transferred and sold 6,869,854 shares (the "Infinity Shares") of Edge Technology Group, Inc. (formerly known as Visual Edge Systems Inc.) (the "Company"), representing all of the shares of the Company owned by Infinity, to Global Technology Value Partners Limited ("Purchaser").

     Infinity is delivering to you, as the Company's stock transfer agent, its stock certificates for the 6,869,854 shares in the aggregate. Please cancel all of Infinity's stock certificates and reissue a new certificate (the "New
Certificate") in the name of Purchaser. For your records, Purchaser's address is Lister House, 35 The Parade, St. Helier,
Jersey JE2 3QQ. The New Certificate to Purchaser should bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE
          HAVE NOT BEEN REGISTERED PURSUANT TO THE
          SECURITIES ACT OF 1933, AS AMENDED, OR
          APPLICABLE STATE SECURITIES LAWS, AND MAY NOT
          BE TRANSFERRED UNLESS THEY ARE SO REGISTERED
          OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO
          THIS CORPORATION, SUCH TRANSFER IS EXEMPT
          FROM REGISTRATION.

     The New Certificate should be mailed c/o HW Partners, L.P.,
1601 Elm Street, Suite 4000 Thanksgiving Tower, Dallas, Texas
75201.



                    (signature page follows)

     By its signature hereto, the Company and Purchaser each have agreed with these instructions and directs you to follow the same. Also enclosed is an opinion of Infinity's counsel with respect to this transfer.

     Thank you for your cooperation.

                              Sincerely yours,

                              INFINITY INVESTORS LIMITED


                              By:   /S/ James A. Loughran
                                   -------------------------
                              Name: James A. Loughran
                                    ------------------------
                              Title: Director
                                     -----------------------


ACKNOWLEDGED AND AGREED:

EDGE TECHNOLOGY GROUP, INC.


By:  /s/ Pierre Koshakji
     ------------------------------
Name: Pierre Koshakji
     ------------------------------
Title: Chief Executive Officer
     ------------------------------


GLOBAL TECHNOLOGY VALUE PARTNERS LIMITED


By:  /s/ Benjamin R. N. Warner
     ------------------------------
Name: Benjamin R. N. Warner
     ------------------------------
Title: Director
     -------------------------------